UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933

GAIA REMEDIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

5961
(Primary Standard Industrial Classification Code Number)

38-3832726
(IRS Employer Identification Number)

13140 70th Lane NE, Kirkland, Washington 98034
(425) 224-2471
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Empire Stock Transfer Inc.
1859 Whitney Mesa Drive, Henderson, Nevada 89014
(702) 818-5898
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW Suite 300
Washington, DC  20006

Telephone: (202) 973-0186
Facsimile: (202) 478-2900

As soon as practicable after this registration statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE - AMENDMENT

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 of Gaia Remedies, Inc. (the “Company”) is to furnish an updated Opinion of Befumo & Schaeffer, PLLC, under Exhibit 5.1 to the Form S-1.

No other changes have been made to the Form S-1. This Amendment No. 3 to the Form S-1 does not modify or update in any way disclosures made in Amendment No. 2 to the Form S-1.

EXHIBITS

3.1*	Articles of Incorporation of Gaia Remedies, Inc.
3.2*	Bylaws of Gaia Remedies, Inc.
4.1*	Specimen stock certificate
5.1	Opinion of Befumo & Schaeffer, PLLC on legality, with consent to use.
10.1*	Loan Agreement between Peter Hedly as lender and Gaia Remedies, Inc. as borrower and dated January 31, 2011.
10.2*	Loan Commitment Letter dated January 31, 2011.
23.1*	Consent of LBB & Associates Ltd., LLP Independent Registered Public Accounting Firm.
23.2*	Consent of Befumo & Schaeffer, PLLC (included in Exhibit 5.1)
99.1*	Subscription Agreement for Regulation S subscribers
99.2*	Subscription Agreement for US resident accredited subscribers

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, Washington, on September 14, 2011.

GAIA REMEDIES, INC.

By:  /s/ Peter Hedly

Peter Hedly
Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Peter Hedly

Peter Hedly
Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

September 14, 2011